UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2016, Hines Global REIT II, Inc. (“Hines Global II”), through a wholly-owned subsidiary of its operating partnership, entered into a contract with RT GOODYEAR, LLC (the “Seller”), to acquire Goodyear Crossing II, a Class-A industrial warehouse located in Goodyear, Arizona, a submarket of Phoenix, Arizona. The Seller is not affiliated with Hines Global II or its affiliates.

Goodyear Crossing II was constructed during the period between 2008 and 2009 and consists of 820,384 square feet of net rentable area that is 100% leased to Amazon.com, under a lease that expires in September 2019.

The net contract purchase price for Goodyear Crossing II is $56.2 million, exclusive of transaction costs and working capital reserves. Hines Global II expects to fund the acquisition using proceeds from its public offering, borrowings from its credit facility with Hines Interests Limited Partnership and a secured mortgage from a third party. Hines Global II funded a $1.0 million earnest money deposit on June 27, 2016, which may not be refunded if it does not close on this acquisition. Additionally, the tenant has a right of first offer to purchase the property and the Seller has requested that the tenant waive that right.  If the tenant has not waived that right by July 26, 2016, Hines Global II and the Seller each have the right to terminate the contract and Hines Global II’s deposit would be refunded under these circumstances. Hines Global II expects the closing of this acquisition to occur on August 23, 2016, subject to a number of closing conditions and an option to extend the closing date at Hines Global II’s discretion for up to 15 days. There is no guarantee that this acquisition will be consummated nor that third-party financing will be obtained.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition and funding sources for the same described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines Global II’s ability to obtain third-party financing and to consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global II’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

June 30, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer